SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                   FORM 8-K/A
                                 Amendment No. 2

                    AMENDMENT TO APPLICATION OR REPORT FILED
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)           February 19, 1998
                                                           ---------------------




                             Base Ten Systems, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



New Jersey                             0-7100                         22-1804206
--------------------------------------------------------------------------------
(State or Other Jurisdiction           (Commission              (I.R.S. Employer
  Of Incorporation)                    File Number)          Identification No.)




One Electronics Drive, Trenton, New Jersey                                 08619
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)




Registrant's telephone number, including area code          (609)586-7010
                                                            --------------------


Inapplicable
--------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

                                EXPLANATORY NOTE

         The undersigned Registrant hereby amends its Current Report on Form 8-K filed on March 6, 1998, as amended by Amendment No. 1 to the Form 8-K filed on May 5, 1998, to reflect a change in the classification of the transaction previously reported as an "Item 2" event to the classification of the transaction as an "Item 5" event.

         Upon further examination of the transaction, the Registrant determined that the assets purchased by the Registrant did not involve a "business," as that term is defined in Rule 11-01(d) of Regulation S-X.

Item 2.  Acquisition or Disposition of Assets.

         Not applicable.

Item 5.  Other Events.

         On February 19, 1998, Base Ten Systems, Inc. (the "Company"), Base Ten FlowStream, Inc., a wholly owned subsidiary of the Company (the "Subsidiary"), and Consilium, Inc. ("Consilium") entered into an Asset Purchase Agreement (the "Agreement"). Pursuant to the Agreement, the Subsidiary purchased from Consilium certain assets (the "Assets") relating to Consilium's business of producing, manufacturing and selling manufacturing execution systems under the trademark of "FlowStream" for healthcare products (pharmaceutical, medical device and biotechnology) and chemical industries (the "Business"); The Subsidiary assumed certain obligations of Consilium relating to the Assets, but did not assume any obligations arising under customer contracts for prepaid maintenance in excess of an aggregate of $1.2 million.

         Pursuant to the Agreement, the Subsidiary agreed to pay to Consilium amounts equal to 20% of all annual revenue in excess of $3.2 million recognized on the books of the Subsidiary from the licensing of the "FlowStream" manufacturing execution system, for the remainder of the 1998 calendar year following the date of the Agreement and for the entire 1999 calendar year; Consilium granted the Subsidiary a worldwide, royalty-free, non-transferable (except with substantially all of the assets of the Business) license to the exclusive use of four U.S. patents and one foreign patent (for the respective lives of the patents), without the right to sublicense, for developing, producing, manufacturing and selling manufacturing execution systems relating to the Business; Consilium agreed not to compete, directly or indirectly, in the Business until the third anniversary of the Agreement; the Subsidiary and the Company agreed to indemnify Consilium for the breach of certain representations, warranties, covenants, agreements or obligations made by the Subsidiary and the Company in the Agreement.

         The purchase price for the Assets was $1.5 million in cash (the "Purchase Price"), of which $1,350,000 was paid on the date of the Agreement and $150,000 of which is to be paid within 90 days after the date of the Agreement, subject to certain indemnification claims. The Company made a capital contribution to the Subsidiary in the amount of the Purchase Price; the Company utilized available funds to make the capital contribution to the Subsidiary. The Purchase Price was determined based upon arm's length negotiations, taking into consideration a $500,000 net book value of certain fixed assets included among the Assets.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Businesses Acquired.

              Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 11, 1998

                                                     BASE TEN SYSTEMS, INC.


                                                         THOMAS E. GARDNER
                                                     By: _______________________
                                                         Thomas E. Gardner
                                                         President and
                                                         Chief Executive Officer